Exhibit 16.1


Chisholm                                         Todd D. Chisholm, Audit Partner
Bierwolf &                                       Nephi J. Bierwolf, Tax Partner
Nilson, LLC Certified Public Accountants         Troy F. Nilson, Audit Partner
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  533 West 2600 South, Suite 25 o Bountiful, Utah 84010 o Phone (801) 292-8756
                      o Fax (801) 292-8809 o www.cbncpa.com




     October 29, 2008


     Securities and Exchange Commission
     Washington, DC 20549


     Re: The American Energy Group, Ltd

     Gentlemen:

     We have read Item 4.01 "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS" contained in The American Energy Group, Ltd's Form 8-K/A dated September 26, 2008, and are in agreement with the statements contained therein as they relate to our firm.




     Very truly yours,

     /s/ Chisholm, Bierwolf & Nilson, LLC
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     Chisholm, Bierwolf & Nilson, LLC
     Bountiful, Utah




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